   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 12, 1997
                                                      REGISTRATION NO. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                           ------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           ------------------------

                       SIMON TRANSPORTATION SERVICES INC.
               (Exact name of registrant as specified in charter)

            NEVADA                             4213                     87-0545608
(State or other jurisdiction of    (Primary Standard Industrial      (I.R.S. Employer
incorporation or organization)     Classification Code Number)    Identification Number)

                           ------------------------

                              4646 SOUTH 500 WEST
                           SALT LAKE CITY, UTAH 84123
                                 (801) 268-9100
           (Name, address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                           ------------------------

                                RICHARD D. SIMON
                CHAIRMAN, PRESIDENT, AND CHIEF EXECUTIVE OFFICER
                       SIMON TRANSPORTATION SERVICES INC.
                              4646 SOUTH 500 WEST
                           SALT LAKE CITY, UTAH 84123
                                 (801) 268-9100
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                           ------------------------

                                  Copies to:

     MARK A. SCUDDER, ESQ.                     ROBERT WALKER, ESQ.
   HEIDI HORNUNG SCHERR, ESQ.          BAKER, DONELSON, BEARMAN & CALDWELL
     SCUDDER LAW FIRM, P.C.            20TH FLOOR, FIRST TENNESSEE BUILDING
411 SOUTH 13TH STREET, SUITE 200                165 MADISON AVENUE
    LINCOLN, NEBRASKA  68508                MEMPHIS, TENNESSEE  38103
         (402) 435-3223                           (901) 526-2000

                           ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [_]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-20019.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                           ------------------------

                        CALCULATION OF REGISTRATION FEE

 TITLE OF EACH CLASS OF                   AMOUNT TO BE        PROPOSED         PROPOSED MAXIMUM     AMOUNT OF
 SECURITIES TO BE REGISTERED               REGISTERED     MAXIMUM OFFERING    AGGREGATE OFFERING   REGISTRATION
                                                         PRICE PER SHARE (1)       PRICE (1)           FEE
--------------------------------------------------------------------------------------------------------------
 Class A Common Stock, $.01 par value    230,000 shares        $16.50             $3,795,000          $1,150
--------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933.

                               EXPLANATORY NOTE

     This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The information in the Registration Statement on Form S-1 (Reg. No. 333-20019) filed by Simon Transportation Services Inc. with the Securities and Exchange Commission (the "Commission") on January 17, 1997, and which was declared effective on February 12, 1997, is incorporated herein by reference.

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 16.  EXHIBITS

Number    Description
------    -----------
5 Opinion, including consent of Scudder Law Firm, P.C., counsel to Simon Transportation Services Inc., as to the legality of the securities being registered.
23.1      Consent of Scudder Law Firm, P.C. (included in their opinion filed as
          Exhibit 5 to this Registration Statement).
23.2      Consent of Arthur Andersen LLP, independent public accountants.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on February 12, 1997.

                                       SIMON TRANSPORTATION SERVICES INC.



                                       By:  /s/ Richard D. Simon
                                            ------------------------------------
                                            Richard D. Simon, Chairman of the
                                            Board, President, and Chief
                                            Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      SIGNATURES                        TITLE                            DATE
      ----------                        -----                            ----
/s/ Richard D. Simon    Chairman of the Board, President, and      February 12, 1997
----------------------  Chief Executive Officer; Director
      Richard D. Simon  (principal executive officer)

/s/ Alban B. Lang       Chief Financial Officer, Treasurer, and    February 12, 1997
----------------------  Secretary; Director (principal financial
      Alban B. Lang     and accounting officer)

/s/ Irene Warr          Director                                   February 12, 1997
----------------------
      Irene Warr

/s/ H. J. Frazier       Director                                   February 12, 1997
----------------------
      H. J. Fraizer

                                 EXHIBIT INDEX

     Number    Description
     ------    -----------
     5         Opinion, including consent of Scudder Law Firm, P.C., counsel to
               Simon Transportation Services Inc., as to the legality of the securities being registered.
     23.1      Consent of Scudder Law Firm, P.C. (included in their opinion filed as Exhibit 5 to this Registration Statement).
     23.2      Consent of Arthur Andersen LLP, independent public accountants.